Exhibit (h)(9)


                    AMENDMENT TO THE ADMINISTRATION AGREEMENT
                BY AND BETWEEN NATIONAL INVESTORS CASH MANAGEMENT
              FUND, INC. AND TD WATERHOUSE INVESTOR SERVICES, INC.

         Amendment made as of April 4, 2002 to the Administration Agreement dated as of February 26, 1998 (the "Agreement"), by and between NATIONAL INVESTORS CASH MANAGEMENT FUND, INC. (the "Company") and TD WATERHOUSE INVESTOR SERVICES, INC. (the "Administrator").

                                   WITNESSETH:

         WHEREAS, the Company and the Administrator desire to make an amendment to the Agreement;

         NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

     1. The Money Market Plus Portfolio is included as a "Portfolio" under the Agreement for all purposes.

     2. For the services provided by the Administrator under the Agreement to the Portfolio, the Portfolio shall pay to the Administrator on the first business day of each calendar month a fee for the previous month at an annual rate equal to 0.10 of 1% of such Portfolio's average daily net assets.

     3. With respect to the Portfolio, the Agreement shall have an initial two-year term beginning as of the date of this Amendment, unless sooner terminated as provided in the Agreement.

     4. Except as specifically amended hereby, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be signed by their respective duly authorized officers as of the day and year above written.

                                 NATIONAL INVESTORS CASH MANAGEMENT FUND, INC.

                                 By:  /s/ George A. Rio
                                     ---------------------------
                                 Name: George A. Rio
                                 Title:   President


                                 TD WATERHOUSE INVESTOR
                                 SERVICES, INC.

                                 By:  /s/ Michele R. Teichner
                                     --------------------------
                                 Name: Michele R. Teichner
                                 Title:   Senior Vice President